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                                                                    Exhibit 99.1



CONTACT:
John M. Hyre
Roadway Corporation
330-258-6080


                   ROADWAY AGREES TO ACQUIRE ARNOLD INDUSTRIES
               All Cash Acquisition Will Be Immediately Accretive
            Enhances Growth Strategy by Addition of Next Day Service
              Combines Two Best-of-Class Transportation Operations

AKRON, Ohio - August 22, 2001 -- Roadway Corporation (NASDAQ: ROAD) and Arnold Industries, Inc. (NASDAQ: AIND), today jointly announced that they have entered into an agreement for Roadway Corporation to acquire Arnold Industries of Lebanon, Pennsylvania, for $21.75 per share in cash.

Under terms of the agreement, Arnold Industries, and its subsidiaries New Penn Motor Express and Arnold Transportation Services, will become subsidiaries of Roadway Corporation. In addition, Roadway has entered into an agreement with the management team at Arnold Logistics, a division of Arnold Transportation, and E.
H. Arnold, Chairman, President and CEO of Arnold Industries, Inc., granting them the exclusive right to enter into an agreement to purchase Arnold's logistics operations for $105 million in cash from Roadway after the acquisition of Arnold Industries is completed. The total value of the transaction will be approximately $475 million, net of the anticipated sale of the logistics operations.

Both boards of directors have approved the transaction, which is subject to the approval of Arnold shareholders and customary regulatory approvals. The acquisition is expected to be completed before the end of the year. E. H. Arnold has entered into an agreement with Roadway to vote his shares of Arnold common stock, approximately sixteen percent of Arnold's current outstanding common stock, in favor of the merger.

The acquisition is expected to be immediately accretive to Roadway Corporation's earnings. Credit Suisse First Boston has provided Roadway Corporation a commitment of up to $700 million to finance the acquisition, and to provide for future working capital needs, subject to customary conditions.

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Roadway Corporation Acquires Arnold Industries                         Page 2

Roadway Corporation, with revenues of $3.05 billion, is the parent of Roadway Express, one of the nation's largest transportation companies providing less-than-truckload (LTL) and truckload freight services throughout North America that includes export services to 66 countries.

New Penn Motor Express, headquartered in Lebanon, PA, is a next-day, less-than-truckload (LTL), ground carrier serving twelve Northeastern states and parts of the Southeast, Midwest and Canada through relationships with other high-quality regional carriers. New Penn is widely regarded as a superior service company and has historically led the industry with the best operating profit margins. New Penn revenues totaled $236 million in 2000. Kenneth F. Leedy, President of New Penn, will become President of the newly formed Next-day Group at Roadway Corporation. Stephen M. O'Kane, currently New Penn's Executive Vice President, will become President of New Penn Motor Express.

Arnold Transportation Services, headquartered in Jacksonville, FL, provides high-quality irregular route and dedicated truckload services. The company specializes in short-haul operations in the Northeast, Southeast, Midwest and Southwest regions of the United States for its largely Fortune 500 customer base. Revenues totaled $179 million in 2000. Michael S. Walters will continue in his role as President & CEO of Arnold Transportation Services, and will report to Robert L. Stull, Vice President - New Venture Commerce at Roadway Corporation.

Roadway Express, New Penn Motor Express, and Arnold Transportation Services will operate independently under their respective brand names. Each company's management team and headquarters location will remain the same.

Michael W. Wickham, Chairman of the Board and CEO of Roadway Corporation stated, "We are very pleased with this acquisition. Roadway Express' North American transportation network covers the U.S., Canada and Mexico. It is designed to serve two-day and beyond transportation needs. As a part of our overall strategy, we were looking for an opportunity to enter the next-day, ground market. Arnold Industries' New Penn Motor Express provides us with a well-developed and proven model to accomplish our immediate objectives and begin a new stage in our growth strategy."

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Roadway Corporation Acquires Arnold Industries                         Page 3

Arnold Industries Chairman and CEO, E. H. Arnold stated, "This transaction brings together two industry leaders in a way that allows each operating unit to continue to focus on what it does best. The Roadway Corporation acquisition provides a fair value to Arnold Industries shareholders while protecting the employees of our companies and ensuring the continued high-quality service our customers have come to expect from the Arnold family of companies. It is with these thoughts in mind that I wholeheartedly support this transaction."

Wickham further stated that, "Next Day is the fastest growing segment in the surface transportation industry. It also provides attractive, sustainable yields. There will be no additional capacity created by this acquisition. It is a combination that should benefit both shippers and shareholders. Under this acquisition, we will be operating two distinct networks with no duplication of service. We recognize New Penn to be the most efficient and best operating company in our industry. We don't intend to interfere with that or to help them manage what they already do best."

"We welcome the opportunity to expand our presence in the truckload market with the addition of Arnold Transportation Services. Again, we recognize the importance of having a distinct business model tailored to meet customer requirements to penetrate each segment within the transportation industry. Arnold Transportation provides a solid business base in the truckload arena focusing on the faster growing regional markets with much of their business requiring next-day delivery," noted Wickham.

"Roadway and Arnold are well established transportation companies that are 'best-of-class' in their respective market segments. Each remains committed to the customers and market segments in which they currently operate. Each company will retain its autonomy to operate successfully as it has in the past," Wickham said.

A conference call with securities analysts to discuss this acquisition will be held at 2:00 PM (Eastern Time) on Wednesday, August, 22. The call will be simulcast live on Roadway Corporation's web site at www.roadwaycorp.com and remain available for playback for the next three weeks. Those wishing to participate by telephone should dial (719) 457-2617, the access code is 462363. Callers should dial in 5 to 10 minutes prior to the start of the call. An audio playback will be available for forty-eight hours following the call by dialing
(719) 457-0820 and then entering the access code, 462363.


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Roadway Corporation Acquires Arnold Industries                         Page 4

Note: While most of the information provided herein is historical, some of the comments made are forward-looking statements. Roadway Corporation's actual performance may differ from that forecast as a result of variable factors such as the state of the national economy, capacity and rate levels in the motor freight industry, fuel prices, the success of the Roadway Corporation's operating plans, and the failure of the acquisition to be consummated. These forward-looking statements reflect management's analysis only as of the date of this release.
Roadway Corporation undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review risks and uncertainties contained in other documents that Roadway Corporation files from time to time with the Securities and Exchange Commission.

Arnold Industries, Inc. is a holding company of transportation and logistics companies. Business units include New Penn Motor Express, a Northeast regional next-day less-than-truckload carrier, Arnold Transportation Services, an irregular route and dedicated truckload carrier and Arnold Logistics, which provides distribution, order fulfillment, direct mail and printing, call center management, reverse logistics and contract packaging services. Consolidated revenues totaled $462 million in 2000.

Included in the Dow Jones Transportation Average, Roadway Corporation (NASDAQ:
ROAD), is a holding company dedicated to identifying opportunities to expand the transportation related service offerings available to customers through the Roadway portfolio of strategically linked transportation companies. Principal among Roadway Corporation's holdings is Roadway Express, a leading transporter of industrial, commercial and retail goods with a variety of innovative services designed to meet customer needs. An ISO 9002 certified carrier, Roadway Express provides seamless service between all 50 states, Canada, Mexico and Puerto Rico including export services to 66 countries. For additional information, contact the Company at www.roadwaycorp.com.

                                      *****
Arnold Industries Inc. will file a proxy statement with the Securities and Exchange Commission on Schedule 14A. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE MERGER. The proxy statement will be made available to all shareholders of Arnold Industries Inc., at no expense to them. The proxy statement will also be available for free at the Commission's website at www.sec.gov.

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Roadway Corporation Acquires Arnold Industries                         Page 5

Arnold Industries and certain other persons named below may be deemed to be participants in the solicitation of proxies of Arnold Industries stockholders to approve the merger of Arnold Industries and Roadway Corporation.

The participants in the solicitation may include the directors and executive officers of Arnold Industries, who may have an interest in the transaction, including as a result of holding stock or options of Arnold Industries. A detailed list of the names and interests of Arnold Industries's directors and executive officers is contained in Arnold Industries's Proxy Statement for its Annual Meeting, held on May 2, 2001, which may be obtained without charge at the Commission's website at www.sec.gov.

Certain of the officers, directors, and employees of Arnold Industries named above may become officers, directors, or employees of Roadway Corporation following the merger. In addition, certain of the directors, officers, or employees may have employment or severance agreements that will be modified or affected as a result of the merger.

Except as discussed above, to the knowledge of Arnold Industries, none of the directors, executive officers or employees of Arnold Industries named above has any interest, direct or indirect, by security holdings or otherwise in the solicitation.

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